Exhibit 10.5

Prepared by, and after recording return to:

Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
Attention: Mitchell G. Williams, Esq.

Freddie Mac Loan No. 487810724

CROSS-COLLATERALIZATION AGREEMENT AND
AMENDMENT TO SECURITY INSTRUMENT (Revision Date 5-18-2007)

THIS CROSS-COLLATERALIZATION AGREEMENT (this “Agreement”) is made as of October 5, 2007 between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 (“Lehman”), BANK OF AMERICA, N.A., a national banking association, having an address at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255 (“BofA”) and BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, having an address at 200 Park Avenue, New York, New York 10166 (“Barclays”; together with Lehman and BofA, individually and collectively, as the context may require, “Lender”) and ASN PARK ESSEX LLC, a Delaware limited liability (“Borrower”).

RECITALS

Lender has made a loan to Borrower in the original principal amount of $152,926,000.00 (the “Loan”). The Loan is secured by a Multifamily Mortgage, Assignment of Rents And Security Agreement recorded among the Land Records of County, immediately prior to the recording of this Agreement (the “Instrument”) upon real property identified in Exhibit A hereto and other property included within the definition of “Mortgaged Property” in the Instrument and constituting or related to a residential multifamily apartment project known as Archstone Boston Common.

A.                                    Simultaneously with the making of the Loan, Lender is making other mortgage loans (collectively, the “Related Loans”) to Borrower and/or affiliates of Borrower, secured by Multifamily Mortgages, Deeds of Trust or Deeds to Secure Debt (each a “Related Instrument” and collectively, the “Related Instruments”) upon other residential multifamily apartment projects (collectively, the “Related Properties”), all as more fully set forth in the following table:

Related Loan			Related Property
Amount	Related Borrower	Related Property Name	Location	Maturity Date
$69,149,000.00	ASN Vanoni Ranch .L.L.C.,	Archstone Vanoni Ranch	3303 South	November 1, 2012
	Tishman Speyer Archstone-	(fee)	Archibald Avenue,
	Smith Vanoni Ranch Lessee, L.L.C.	Archstone Vanoni Ranch (leasehold)	Ontario, CA

$110,405,000.00	ASN Warner Center, LLC	Archstone Warner Center	6625 Bariel Avenue, Woodland Hills, CA	November 1, 2012
$48,428,000.00	ASN City Place LLC	Archstone City Place	404 Pine Avenue, Long Beach, CA	November 1, 2012
$61,634,500.00	ASN Fox Plaza LLC	Archstone Fox Plaza	(Z014-Garage) and (Z015-Annex) 1390 Market Street, San Francisco, CA	November 1, 2012
$72,358,000.00	Tishman Speyer Archstone-Smith Redmond Campus, L.L.C.	Archstone Redmond Campus	15606 NE 40th Street Building Z, Redmond, WA	November 1, 2012
$27,625,000.00	Tishman Speyer Archstone-Smith Harbour Point, L.L.C.	Archstone Harbour Pointe	4500 Harbour Pointe Boulevard, Mukiltco, WA	November 1, 2012
$62,603,000.00	Tishman Speyer Archstone-Smith Northcreek, L.L.C.	Archstone Northcreek	20225 Bothell-Everett Hwy., Bothell, WA	November 1, 2012
$41,063,000.00	ASN Redmond Park LLC	Archstone Redmond Park	14700 NE 35th Street, Bellevue, WA	November 1, 2012
$23,100,000.00	Tishman Speyer Archstone-Smith Redmond Court, L.L.C.	Stone Creek at Bellevue (Redmond Court)	14629 NE 37th Place, Bellevue WA	November 1, 2012
$54,410,000.00	ASN Belltown LLC	Wall Street Tower	500 Wall Street, Seattle, WA	November 1, 2012
$33,140,000.00	ASN Thousand Oaks Crest LLC	Archstone Thousand Oaks Crest (aka Oakwood Village)	491 West Gainsborough, Thousand Oaks, CA	November 1, 2012
$90,066,000.00	Asn Dupont Circle LLC	The Flats at Dupont Circle	2000 N St. NW, Washington, DC	November 1, 2012

B.                                    Borrower acknowledges that a condition of Lender making the Loan and the Related Loans is that the Mortgaged Property serve as collateral for each of the Related Loans and that each of the Related Properties serve as collateral for the Loan. Borrower is executing this Agreement to satisfy such condition. Borrower further acknowledges that the benefits derived by Borrower from this Agreement and from those certain Cross-Collateralization Agreements entered into or to be entered into in connection with the Related Loans are equivalent to the burdens imposed upon Borrower and the Mortgaged Property by this Agreement, notwithstanding that the Loan and the Related Loans may be of differing amounts.

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

“Event of Default” shall have the meaning set forth in Section 4.

“Foreclosure” means a judicial or non-judicial foreclosure of or trustee’s sale under the Instrument or a Related Instrument, a deed in lieu of such foreclosure or sale, a sale of any of the Total Property pursuant to lawful order of a court of competent jurisdiction in a bankruptcy case filed under Title 11 of the United States Code, or any other similar disposition of any of the Total Property.

“Fraudulent Transfer Laws” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law, including any provisions of the Uniform Fraudulent Conveyance Act or Uniform Fraudulent Transfer Act, as adopted under state law.

“Hedge Assignment” means that certain Agreement to Hedge Interest Rates, Interest Rate Hedge Assignment and Security Agreement entered into by and between Borrower, Archstone-Smith Operating Trust, and Lender on the date hereof.

“Indebtedness” means the “Indebtedness” as defined in the Instrument, exclusive of any sums payable by Borrower solely by reason of this Agreement.

“Loans” means the Loan and the Related Loans.

“Related Borrowers” means the original borrower under each of the Related Loans (which original borrower may be the Borrower named in this Agreement), and any successor to the interest of each such borrower in any of the Related Properties who acquires such Related Property subject to, or who assumes the obligations under, a Related Instrument.

“Related Indebtedness” means the aggregate of the “Indebtedness” as defined in each of the Related Instruments.

“Related Loan Documents” means the “Loan Documents” as defined in each of the Related Instruments.

“Related Properties” means the properties described in the table in Recital B, and any property substituted for any such property (or for a previously substituted property) pursuant to a Related Instrument.

“Total Indebtedness” means the aggregate of the Indebtedness plus the Related Indebtedness.

“Total Loan Documents” means the “Loan Documents” as defined in the Instrument and the Related Loan Documents This Agreement is among the Loan Documents as defined in the Instrument, and the Cross-Collateralization Agreements entered into in connection with the Related Loans are among the Related Loan Documents. The Hedge Assignment is also deemed to be a Loan Document.

“Total Property” means the aggregate of the Mortgaged Property and the “Mortgaged Property” described in each of the Related Instruments. Borrower acknowledges that the Instrument and the Related Instruments allow for the substitution of other multifamily rental apartment projects for the mortgaged properties described therein. The terms “Mortgaged Property” and “Related Properties” as applicable, and the term “Total Property”, are intended to include all such “Substituted Properties” in place of the applicable properties which they replaced; and the terms “Instrument” and “Loan Documents” and “Related Instruments” and “Related Loan Documents”, as applicable, and the term “Total Loan Documents”, are intended to include all new and modified loan documents executed or delivered by Borrower or a Related Borrower in connection with a Substituted Property. Borrower shall modify this Agreement as reasonably required by Lender upon notice from Lender of the existence of a Substituted Property.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Instrument.

2.                                      Assumption and Integration of Related Indebtedness. Obligations Absolute. Borrower hereby acknowledges and agrees with Lender that:

(a)                                  Borrower shall pay not only the Indebtedness in accordance with the terms of the Loan Documents, but all of the Related Indebtedness in accordance with the terms of the Related Loan Documents. Borrower and the Related Borrowers are jointly and severally liable for the payment of the Total Indebtedness. Lender at its option may treat the Loan and each of the Related Loans as separate and independent obligations of Borrower, or may treat some or all of the Loans, and all or any part of the Total Indebtedness, as a single, integrated indebtedness of Borrower.

(b)                                 No invalidity, irregularity or unenforceability of all or any part of the Related Indebtedness shall affect, impair or be a defense to the recovery by Lender of the Indebtedness.

(c)                                  It is the intention of Lender and Borrower that Borrower’s obligations to pay the Related Indebtedness shall be independent, primary, and absolute, and shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Related Loan Documents, and without regard to any circumstance, other than payment in full of the Related Indebtedness, which might otherwise constitute a legal or equitable discharge of a borrower, a mortgagor, a surety, or a guarantor. Borrower waives, to the fullest extent permitted by law, all rights to require Lender to proceed against any Related Borrower or against any guarantor of any of the Total Indebtedness or to pursue any other right or remedy Lender may now or hereafter have against any Related Borrower or any collateral for any of the Total Indebtedness.

3.                                      Amendment of Instrument to Grant Additional Security. To the extent that the Instrument does not already secure the Related Indebtedness, the Instrument is hereby amended to provide that the Instrument secures the obligation of Borrower and the Related Borrowers to pay the Related Indebtedness as well as the obligation of Borrower and the Related Borrowers to pay the Indebtedness. Borrower hereby irrevocably mortgages, grants, conveys and assigns to Lender the Mortgaged Property, to secure to Lender payment of the Related Indebtedness and performance of the covenants and agreements contained in the Related Loan Documents, as well as to secure to Lender payment of the Indebtedness and performance of the covenants and agreements contained in the Loan Documents.

4.                                      Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(a)                                  a default or breach by Borrower of any provision of this Agreement, which default or breach is not cured within 30 days after Borrower’s receipt of notice from Lender identifying such default or breach; provided, however, that if (i) such default or breach is of a nature that it cannot be cured within such 30-day period, (ii) such default or breach will not result in a Material Adverse Effect, and (iii) corrective action is instituted by Borrower within such 30-day period and is thereafter pursued diligently and in good faith, then such default or breach shall not constitute an Event of Default unless such failure is not cured by Borrower within ninety (90) days after Borrower’s receipt of notice from Lender identifying such default or breach;

(b)                                 any event of default under the Hedge Assignment; and

(c)                                  any event or condition constituting an “Event of Default” under any of the Total Loan Documents.

5.                                      Amendment of Instrument to Provide for Cross-Default. The Instrument is hereby amended to provide that any Event of Default under this Agreement shall constitute an Event of Default under the Instrument

6.                                      Remedies.

(a)                                  Upon the occurrence and during the continuance of an Event of Default, Lender, in its sole and absolute discretion, may exercise any or some or all of the following remedies, in such order and at such time or times as Lender shall elect:

(i)                                     declare immediately due and payable the entire Total Indebtedness or any portion thereof; and

(ii)                                  exercise any or some or all of Lender’s rights and remedies under this Agreement, any of the Total Loan Documents, or applicable law.

(b)                                 Lender may exercise such remedies in one or more proceedings, whether contemporaneous or consecutive or a combination of both, to be determined by Lender in its sole discretion. Lender may enforce its rights against the Mortgaged Property or the Total Property, or any portions of the Mortgaged Property or the Total Property, in such order and manner as Lender may elect in Lender’s sole discretion. The enforcement of the Instrument or any Related Instrument or any other of the Total Loan Documents shall not constitute an election of remedies, and shall not limit or preclude the enforcement of the Instrument or any other Related Instrument or any other of the Total Loan Documents, through one or more additional proceedings. Lender may bring any action or proceeding, including but not limited to foreclosure proceedings, without regard to the fact that one or more other proceedings may have been commenced elsewhere with respect to other of the Total Property or any portion thereof. Borrower, for itself and for any and all persons or entities now or in the future holding or claiming any lien on, security interest in, or other interest or right of any nature in or to any of the Mortgaged Property, hereby unconditionally and irrevocably waives any rights Borrower may have, now or in the future, whether at law or in equity, to require Lender to enforce or exercise any of Lender’s rights or remedies under this Agreement, under the Instrument, or under any other of the Total Loan Document in any particular manner or order or in any particular state or county, or to apply the proceeds of any foreclosure in any particular manner or order.

(c)                                  No judgment obtained by Lender in any proceeding enforcing any of the Total Loan Documents shall merge any of the Total Indebtedness into that judgment, and all Total Indebtedness which remains unpaid shall remain a continuing obligation of Borrower.

Notwithstanding any foreclosure of the Instrument or any of the Related Instruments, Borrower shall remain bound under this Agreement.

7.                                      Application of Proceeds. Proceeds of the enforcement or foreclosure of the Instrument or any Related Instrument shall be applied first to the repayment of the Indebtedness. Any funds remaining after such application shall be applied to the payment of the Related Indebtedness (including prepayment premiums) in such order as Lender may determine in Lender’s sole discretion.

8.                                      Adjustment of Obligations. If Borrower’s incurring of the obligation to pay the Related Indebtedness provided for in Section 2 above, or the amendment of the Instrument provided for in Section 3 above, becomes subject to avoidance under any Fraudulent Transfer Law, then automatically, the Related Indebtedness for which Borrower will be liable and the amount of the Related Indebtedness for which the Mortgaged Property shall constitute security, shall be limited to the largest amount that would not be subject to avoidance under such Fraudulent Transfer Law.

9.                                      Borrower’s Rights of Subrogation, Etc. Until the Total Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment to Lender with respect to the Total Indebtedness could be deemed a preference under the United States Bankruptcy Code, Borrower shall have no right of, and hereby waives any claim for, subrogation, contribution, reimbursement or indemnity (whether contractual, statutory, equitable, under common law or otherwise) which Borrower has now or may have in the future against any of the Related Borrowers or any of the Related Properties or against any guarantor or security for any of the Total Indebtedness. Borrower understands that the exercise by Lender of certain rights and remedies contained in the Instrument or any one or more of the Related Instruments may affect or eliminate Borrower’s right of subrogation against a Related Borrower and that Borrower may therefore incur a partially or totally non-reimbursable liability under this Agreement. Nevertheless, Borrower hereby authorizes and empowers Lender, in Lender’s sole and absolute discretion, to exercise any right or remedy, or any combination thereof, which may then be available.

10.                               Subordination of Obligations to Borrower. Any indebtedness or other obligation of a Related Borrower held by Borrower shall be subordinate to the rights of Lender against that Related Borrower. If Lender so requests at a time when an Event of Default has occurred, Borrower shall enforce and collect any such indebtedness or other obligation as trustee for Lender and shall pay over to Lender any amount collected, on account of the Total Indebtedness.

11.                               Lender’s Rights. At any time and from time to time and without the consent of, or notice to, Borrower, without incurring liability to Borrower, and without impairing or releasing Borrower’s liability for the Related Indebtedness, Lender may:

(a)                                  change the manner, place or terms of payment, or change or extend the time of payment of, or renew, increase, accelerate or alter, any of the Related Indebtedness, any security for the Related Indebtedness, or any liability incurred directly or indirectly with respect to the Related Indebtedness;

(b)                                  take and hold security for the payment of any of the Related Indebtedness, and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property pledged or mortgaged to secure any of the Related Indebtedness;

(c)                                   exercise or refrain from exercising any rights against Borrower, any Related Borrower, the Mortgaged Property, or any Related Properties;

(d)                                  release or substitute any one or more endorsers, guarantors, or other obligors with respect to any of the Related Indebtedness;

(e)                                   settle or compromise any of the Related Indebtedness, or subordinate the payment of all or any part of the Related Indebtedness to the payment of any liability (whether due or not) of any Related Borrower to its creditors other than Lender; and

(f)                                     consent to or waive any breach by Borrower or any Related Borrower of; or any act, omission or default by Borrower or any Related Borrower under, this Agreement or any of the Total Loan Documents.

12.                               Waivers of Presentment, Marshalling, Certain Suretyship Defenses, etc.

(a)                                   With respect to its obligations under this Agreement and the Total Loan Documents, Borrower waives presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in Collecting such obligations.

(b)                               Lender shall have the right to determine in its discretion whether and the order in which any or all of the Total Property or portions thereof shall be subjected to the remedies provided in the Total Loan Documents or applicable law. Lender shall have the right to determine in its discretion the order in which any or all portions of the Total Indebtedness arc satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a lien on or security interest or other interest in any of the Mortgaged Property hereby unconditionally and irrevocably waives any and all right to require the marshalling of assets or to require that any of the Total Property or portions thereof be sold in the inverse order of alienation or in parcels or as an entirety in connection with the exercise of any such remedies.

13.                               Limited-Recourse Liability.

(a)                                  Borrower’s personal liability (liability beyond Borrower’s interest in the Mortgaged Property) for the Related Indebtedness shall be limited to the same extent as the personal liability of the Related Borrowers is limited in the Related Loan Documents.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, the Note, the Mortgage or any other Loan Document, none of Borrower’s direct or indirect constituent partners, members or principals, or any shareholder, director, officer, agent, employee or trustee of Borrower or such constituent partners, members or principals, including, without limitation, Tishman Speyer Properties, L.P, and any shareholder, partner, member, principal, director, officer, agent, employee or trustee of Tishman Speyer Properties, L.P., its subsidiaries and affiliates (collectively, the “Exculpated Parties”), shall be personally liable for the payment of the Indebtedness or the performance of any of the obligations of Borrower hereunder or under the Note or any other Loan Document, or for any claim based thereon or in respect thereof, nor shall any claim be brought against any of the Exculpated Parties; provided, however, the foregoing shall not affect the obligations of any guarantor under any indemnity or guaranty executed (on or after the date hereof) in connection with the Loan.

14.                               Release Provisions.

(a)                                   Anything in the Instrument to the contrary notwithstanding, Lender shall release the Mortgaged Property from the Instrument and this Agreement and the lien created hereby only upon (i) payment in full of all of the Total Indebtedness, (ii) as set forth below in Section 14(b), or (iii) as set forth in Section 21(g) or Section 44 of the Instrument dealing with the delivery of a Letter of Credit

(b)                                  Lender will release the Mortgaged Property from the lien of this Agreement and the Instrument only as set forth in Section 14(a) or upon the satisfaction of all of the following conditions:

(i)                                   Lender has received from Borrower at least thirty (30) days’ prior written notice of the approximate date proposed for such release (the “Release Date”), which notice shall be delivered together with the financial statements and other information described in subsection (iii) below and may be rescinded and revoked by Borrower at any time by written notice given to Lender provided Borrower pays to Lender at the time of its notice of revocation, all actual out-of-pocket costs and expenses incurred by Lender in anticipation of the release including, but not limited to, reasonable attorney’s fees and expenses and any fees and actual out-of-pocket costs and expenses of any servicer.

(ii)                                No Event of Default has occurred and is continuing as of the date of the notice and as of the Release Date.

(iii)                             Unless Borrower pays the Release Price set forth below, the release will not cause the combined Debt Service Coverage Ratio of the Related Properties after the proposed release to be less than the greater of (x) 1.20:1, and (y) the combined Debt Service Coverage Ratio of the Total Property immediately prior to the proposed release; and the release will not cause the combined Loan to Value Ratio of the Related Properties after the proposed release to exceed the lesser of (x) 60% and (y) the combined Loan to Value Ratio of the Total Property immediately prior to the proposed release. The term “Debt Service Coverage Ratio” means, with respect to the Related Properties or the Total Property, as applicable, the ratio of (A) the aggregate annual net operating income from the operations of the Related Properties or the Total Property, as applicable, at the time of the proposed release to (B) the aggregate annual interest payable on the Related Indebtedness or the Total Indebtedness, as applicable. The annual net operating income of each property will be as determined by Lender in its reasonable discretion considering factors such as income in place at the time of the proposed release and income during the preceding twelve months, and actual, historical and anticipated operating expenses. The term “Loan to Value Ratio” means, with respect to the Related Properties or Total Property, as applicable, the ratio of (A) the aggregate outstanding principal balances of the Related Indebtedness or the Total Indebtedness, as applicable, to (B) the aggregate values of the Related Properties or Total Property, as applicable. In the event Borrower and Lender do not agree as to the value of any of the Total Property, Lender will obtain, at Borrower’s expense, an MAI appraisal of the property or properties that is the subject of the disagreement.  Borrower shall provide Lender such financial statements and other information (including MAI appraisals as noted above) Lender may reasonably require to make these determinations, and a certificate of an officer of Borrower requesting the release and stating, solely in his or her capacity as an officer of Borrower and not in his or her individual capacity, that such statements are true, correct and complete in all material respects and certifying that all conditions precedent to the release of the Mortgaged Property contained in this Section 14(b) have been complied with, and Lender shall have a reasonable time, not to exceed 15 days from Lender’s acknowledgment of the receipt of all of such information required to make the determinations called far by this subsection (iii). Borrower may not partially prepay the Indebtedness in order to satisfy the requirements of this subsection (iii), except as provided in subsection (vi)(2) below.

(iv)                          In the event Borrower pays, in addition to the Indebtedness, the Release Price set forth below, the release will not cause the combined Debt Service Coverage Ratio of the Related Properties after the proposed release to be less than the greater of (x) the combined Debt Service Coverage Ratio of the Total Property as of the date of this Agreement, and (y) the combined Debt Service Coverage Ratio of the Total Property immediately prior to the proposed release; and the release will not cause the combined Loan to Value Ratio of the Related Properties after the proposed release to exceed the lesser of (x) the combined Loan to Value Ratio of the Total Property as of the date of this Agreement and (y) the combined Loan to Value Ratio of the Total Property immediately prior to the proposed release.

(v)                               Lender shall have received such endorsements to Lender’s title insurance policies for the Related Instruments as Lender may reasonably require, insuring Lender that the priority of the liens of the Related Instrument remain unaffected by the release.

(vi)                             Borrower shall have paid to Lender all of the following:

(1)                            All amounts required to pay the Indebtedness in full, including but not limited to principal, accrued and unpaid interest and any prepayment premium, exit fee or spread maintenance premium due under the Note.

(2)                            At Borrower’s option in lieu of satisfying the requirements of subsection 14(b)(iii) above, but subject to the requirements of 14(b)(iv) above, a release price (the “Release Price”) equal to ten percent (10%) of the outstanding principal balance of the Indebtedness, to be applied by Lender to reduce the principal amount of one or more of the Related Loans (each, a “Prepaid Loan”). Lender shall allocate the Release Price pro-rata among the Related Loans unless an individual property’s debt service coverage ratio is less than 1.20:1 and/or loan to value ratio is greater than 60%, in which case Lender will apply the Release Price to that specific property, until the required ratios are met, then pro-rata thereafter.

(3)                            If Borrower does not pay the Release Price, Lender shall have received an administrative fee of $5,000 multiplied by the number of properties within the Total Property at the time of Borrower’s notice of the proposed release (for example, if the Total Property consists at the time of the Mortgaged Property and 10 Related Properties, the administrative fee will be $5,000 x 11 = $55,000), and Borrower shall pay to Lender the amount of all of actual out-of-pocket costs and expenses incurred by Lender, including without limitation reasonable attorneys’ fees, in connection with the release of the Mortgaged Property.

(vii)                       Lender shall have received evidence that the Mortgaged Property shall be conveyed to a Person other than Borrower or its general partner or managing member, as applicable.

(viii)                      Borrower shall have delivered evidence satisfactory to Lender that (I) Mezzanine Borrower has complied with all of the terms and conditions set forth In Mezzanine Loan documents with respect to a release of the security interest corresponding to the release requested pursuant to this Section 14 and (ii) Mezzanine Lender has delivered (or is simultaneously delivering) such release to Mezzanine Borrower.

15.                               Notices. All notices to Borrower under this Agreement shall be in writing and shall be given in the manner provided in the applicable Instruments for notices to Borrower. All notices to Lender by Borrower under this Agreement shall be in writing and shall be given in the manner in the Instrument for notices to Lender.

16.                               Governing Law; Jurisdiction and Venue, This Agreement shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Property is located. Borrower irrevocably submits to the jurisdiction of any federal or state court sitting in (a) any state or jurisdiction in which the Mortgaged Property or any of the Related Properties is located, and (b) the Commonwealth of Virginia, over any suit, action or proceeding arising out of or relating to this Agreement, Borrower hereby submits to the in personam jurisdiction of each such court in any matter involving this Agreement Borrower irrevocably waives, to the fullest extent permitted under applicable law, any objections it may now or hereafter have to the venue of any suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower acknowledges that it has received material and substantial consideration for the cross-collateralization of the Mortgaged Property and the Related Properties and that the foregoing venue provision is integral to the Lender’s realization of its rights hereunder. Borrower further acknowledges that it is not in disparate bargaining position, that it is a commercial enterprise, with sophisticated financial, legal and economic experience, that the venue selections contained herein are not unreasonable, unjust, inconvenient or overreaching.

17.                               Captions, Cross References and Exhibits. The captions assigned to provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement. Any reference in this Agreement to a “Section”, a “Subsection” or an “Exhibit” shall, unless otherwise explicitly provided, be construed as referring to a section of this Agreement, to a subsection of the section of this Agreement in which the reference appears or to an Exhibit attached to this Agreement. All Exhibits referred to in this Agreement arc hereby incorporated by reference.

18.                               Number and Gender. Use of the singular in this Agreement includes the plural, use of the plural includes the singular, and use of one gender includes all other genders, as the context may require.

19.                               Statutes and Regulations. Any reference in this Agreement to a statute or regulation shall include all amendments to and successors to such statute or regulation, whether adopted before or after the date of this Agreement.

20.                               No Partnership. This Agreement is not intended to, and shall not, create a partnership or joint venture among the parties, and no party to this Agreement shall have the power or authority to bind any other party except as explicitly provided in this Agreement.

21.                               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and assigns.

22.                               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

23.                               Waiver; No Remedy Exclusive. Any forbearance by a party to this Agreement in exercising any right or remedy given under this Agreement or existing at law or in equity shall not constitute a waiver of or preclude the exercise of that or any other right or remedy. Unless otherwise explicitly provided, no remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity.

24.                               Third Party Beneficiaries, Neither any creditor of any party to this Agreement, nor any other person, is intended to be a third party beneficiary of this Agreement.

25.                               Course of Dealing. No course of dealing among the parties to this Agreement shall operate as a waiver of any rights of any party under this Agreement.

26.                               Further Assurances and Corrective Instruments. To the extent permitted by law, the parties shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

27.                               No Party Deemed Drafter. No party shall be deemed the drafter of this Agreement, and this Agreement shall not be construed against cither party as the drafter of the Agreement.

28.                               WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT’ OF THIS AGREEMENT -THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ASN PARK ESSEX LLC, a Delaware limited liability company

By:	/s/ Christine Goodgold
	Name:	Christine Goodgold
	Title:	Authorized Signatory

CROSS-COLLATHRALIZATION AGREEMENT - ARCHSTONE BOSTON COMMON

ACKNOWLEDGMENT

STATE OF New York	)
)ss.
COUNTY OF New York	)

On this 4 day of October, 2007, before me, the undersigned notary public, personally appeared Christine Goodgold, proved to me through satisfactory evidence of identification, which were [drivers license, picture id], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [he] [she] signed it voluntarily for its stated purposes as Authorized Signatory of ASN PARK ESSEX LLC, a Delaware limited liability company,

/s/ R. Douglas Burleson	[official signature and seal of notary]

Notary Public (Printed Name): R. Douglas Burleson

My Commission Expires;

DOUGLAS BURLESON

Notary Public, State of Newark

NO.01BU6110252

Qualified in New York County

Commission Expires May 24, 2008

LEHMAN BROTHERS HOLDINGS INC., a
Delaware corporation

By:	/s/ Charlene H. Thomas
	Name:	Charlene H. Thomas
	Title:	Authorized Signatory

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

On this 4 day of October, 2007, before me, the undersigned notary public, personally appeared Charlene H. Thomas proved to me through satisfactory evidence of identification, which were [drivers license, picture id], to be the person whose name is signed on the preceding or attached document and acknowledged to me that [he][she] signed it voluntarily for its stated purposes as AUTHORIZED SIGNATORY of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation.

/s/ Milagros Alicea	[official signature and seal of notary]

Notary Public (Printed Name): Milagros Alicea

My Commission Expires: May 1, 2010

MILAGROS ALICEA

Notary Public, State of New York

No. 01AL6144813

Qualified in Bronx County

Term Expires May 1, 2010

BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation

By:	/s/ LoriAnn Rung
	Name:	LoriAnn Rung
	Title:	Vice President

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

On this 4 day of October, 2007, before me, the undersigned notary public, personally appeared Lori Rung, proved to me through satisfactory evidence of identification, which were [drivers license, picture id], to be the person whose name is signed on the preceding or attached document and acknowledged to me that [he] [she] signed it voluntarily for its stated purposes as V. P. of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation.

[ILLEGIBLE]	[official signature and seal of notary]

Notary Public (Printed Name):

My Commission Expires:

AERI YUN

NOTARY PUBLIC, State of New York

No.01YU [ILLEGIBLE]

Qualified In Nassau County

Commission Expires December 26, 2010

BANK OF AMERICA, N.A., a national
banking association

By:	/s/ Andrew A. Baltz
	Name:	Andrew A. Baltz
	Title:	Principal

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

On this 4 day of October, 2007, before me, the undersigned notary public, personally appeared Andrew Baltz, proved to me through satisfactory evidence of identification, which were [drivers license, picture id], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [he][she] signed it voluntarily for its stated purposes as Principal of BANK OF AMERICA, N.A., a national banking association.

ILLEGIBLE	[official signature and seal of notary]

Notary Public (Printed Name):

My Commission Expires:

AERI YUN

NOTARY PUBLIC, State of New York

No.01YU [ILLEGIBLE]

Qualified In Nassau County

Commission Expires December 26, 2010

EXHIBIT A

Property Description

A-1

EXHIBIT A

(Legal Description)

PARCEL 1:

The land with the buildings thereon situated in the city of Boston, Suffolk County, Massachusetts, and presently numbered 660-672 Washington Street and 6-12 Beach Street, being bounded and described as follows:

Westerly by Washington Street, 81.70 feet;

Northerly by land formerly of Publix Netoco Theatres Corporation, Olympia Theatre, by two lines running through a party wall, as shown on a plan hereinafter mentioned, 68.65 feet and 15.75 feet, each respectively;

Easterly by said land formerly of Publix Netoco Theatres Corporation, as shown on said plan, 19.07 feet;

Northerly again by land formerly of Publix Netoco Theatres Corporation, as shown on said plan, 39.54 feet;

Easterly again by land now or formerly of Shoppers Garage, Inc., as shown on said plan, on four lines measuring 9 feet, 10 feet, 12.70 feet and 43.14 feet, each respectively, through a party wall; and

Southerly Beach Street, on two lines measuring 44.64 feet and 89.18 feet.

Said parcel is shown on a plan entitled “Plan of Land In Boston, Mass.” dated September 26,1946 by William S. Crocker, C.E., recorded with Suffolk County Registry of Deeds In Book 6260, Page 151.

There are appurtenant to the above-described premises the right to use the passageway designated “Covered Passage” on the September 26,1946 plan for all usual purposes for which passageways of a similar character are commonly used in the City of Boston in common with the owners of the property over which the passageway extends, all as set forth in an agreement dated August 21,1924 between Henry C. Brookings and Fanny Rosenthal and others and recorded with Suffolk Deeds, Book 4657, Page 561, said right being subject to the reservation of a right to build over and to other terms of the agreement.

PARCEL 2:

The premises known as and numbered, now or formerly, 656-658 Washington Street being the greater part of Parcel 1 on a “Plan of Washington St, Olympia Theatre Property, Boston, Mass,” by William S. Crocker, Civil Engineer, dated Dec 15,1937, recorded with Suffolk Deeds Book 5709, Page 270, and bounded and described as follows:

Westerly on Washington Street, 33.20 feet;

Southerly on land formerly of Moses Williams, Trustee, by a line running through the middle of the party wall, 84.40 feet;

Westerly on the same, 19.07 feet;

Southerly on a passageway, four feet wide, 54.66 feet;

Archstone Boston Common, Suffolk County, MA, HoIdCo.

Easterly on land now or formerly of Shoppers Garage Inc., 27.68 feet;

Northerly on the same, 3.50 feet;

Easterly on the same, 12 feet;

Southerly on the same, 29.62 feet;

Westerly on the same, 12 feet;

Southerly on the same, about 143 feet extending to a line through the middle (at the basement level) of a brick partition wall extended southerly which forms the rear line of the property next referred to;

Easterly on the rear line of the property now or formerly known as 19-25 Harrison Avenue, which was conveyed by Pilgrim Theatres Corporation to Non Soong et al by deed recorded with Suffolk Deeds, Book 7340, Page 112, about 75 feet;

Northerly on land formerly of Francis C. Welch, Trustee, 32.35 feet;

Easterly on the same, 0.93 feet;

Northerly In part on the same, in part on a passageway 3.25 feet wide, In part on Parcel 2 on the plan at Book 5709, Page 270, in part on a Court known as Hersey Place, and in part on land formerly of Hiram M. Burton et al, Trustees, by a line passing through the partition wall, 104.78 feet;

Westerly on land formerly of Converse by a line passing through the middle of a brick partition wall, 30.09 feet;

Northerly on the same, 31.38 feet;

Westerly on the same, 10.65 feet; and

Northerly on the same by a line running through the middle of the party wall 121.27 feet.

PARCEL 3:

The premises known as and numbered, now or formerly, 4 and 5 Hersey Place, shown as Parcel 2 on the plan at Book 5709, Page 270, and bounded and described as follows:

Westerly on said Place, 38.29 feet;

Northerly on land formerly of William H. Dunbar, et al, Trustees, 42.51 feet;

Easterly on a three foot wide passageway, being a registered parcel hereinafter described, 39.48 feet; and

Southerly Parcel 1 on the plan at Book 5709, Page 270, 42.39 feet.

PARCEL 4:

The premises known as and numbered, now or formerly, 646 Washington Street and bounded and described as follows:

Westerly on Washington Street, about 25 feet;

Northerly by land numbered 640-644 Washington Street as shown on a plan entitled “Plan of Land In Boston, Mass.” dated Feb. 10, 1954, by William S. Cracker and recorded with Suffolk Deeds Book 6937, Page 38, by three courses totalling 115.16 feet;

Easterly by the last mentioned land, 15 feet and by Parcel 1 shown on a plan entitled “Plan of Washington St. Olympia Theatre Property Boston, Mass.” dated Dec.15,1937 by William S. Cracker and recorded with Suffolk Deeds in Book 5709, Page 270, 10, 65 feet; and

Southerly by said Parcel 1, 121.27 feet.

PARCEL 5:

The premises consisting of a place or passageway known as Hersey Place, extending southerly from Harrison Avenue, bounded Essex Street at a point about 122.66 feet westerly from and described as follows:

Northerly by the southerly line of Essex Street, 8.65 feet;

Easterly by and now or formerly of Benjamin F Shattuck, 69.15 feet;

Northerly by said Shattuck land, 2.96 feet;

Easterly by land now or formerly of William H. Dunbar et al Trustees, and by land now or formerly of

Samuel Carr, Trustee, 60.565 feet,

Southerly by other land of said Carr, Trustee, 20.18 feet;

Westerly by land now or formerly of Hiram M. Burton et al, Trustees, and by the end of a passageway, 60.41 feet;

Northerly by land now or formerly of Daniel F, Barker, 8,21 feet; and

Westerly by said Barker land, 68.77 feet

Said Parcel is shown as Lot A-2 on Land Court Plan No. 4124A filed with Suffolk Registry District of the Land Court Certificate of Title No. 9364, Book 42, Page 164.

PARCEL 6:

The premises which is a portion of a passageway and shown as Lot B on Land Court Plan No. 4124A, bounded and described as follows:

Northerly by land now or formerly of William Trustees being another portion of passageway and shown as Lot C on said plan, 2.59 feet;

Easterly by other land now or formerly of William H. Dunbar et al, Trustees, and by lands now or formerly of Fannie E. Morrison and F. C. Welch, Trustee, 39.59 feet;

Southerly by land now or formerly of Samuel Carr, Trustee, 3.25 feet; and

Westerly by other land of said Carr, Trustee, 39.48 feet.

PARCEL 7:

A certain parcel of land with the buildings thereon situated on the southeast side of Washington Street and the west side of Hersey Place, Boston, Suffolk County, Massachusetts, known as and numbered 640-644 Washington Street, shown on a plan entitled “ALTA ACSM Land Title Survey Royal Hotel #640-644 Washington Street Boston, Massachusetts” dated April 10, 2000 by Harry R. Feldman, Inc. and recorded herewith and being bounded and described according to the plan as follows:

Beginning at a point 87.33 feet S 23 degrees 03’ 01” W from the southeast corner of the intersection of Essex Street and Washington Street; thence

S 74 degrees 03’ 36” E 107.67 feet partly through a partition wall; thence

S 85 degrees 48’ 09” E 2.82 feet along a passageway; thence

N 04 degrees 11’ 51” E 37.57 feet along a passageway; thence

S 85 degrees 22’ 24” E 61.06 feet along a passageway; thence

S 02 degrees 38’ 27” W 57.87 feet along the side of Hersey Place; thence

N 84 degrees 53’ 34” W 35.14 feet; thence

S 05 degrees 08’ 49” W 30.09 feet through a partition wall; thence

N 84 degrees 46’ 59” W 31.38 feet through a partition wall; thence

N 07 degrees 06’ 13” E 15.00 feet through a partition wall; thence

N 71 degrees 17’ 00” W 42.95 feet through a partition wall; thence

N 72 degrees 53’ 03” W 51.01 feet through a partition wall; thence

N 71 degrees 53’ 00” W 21.00 feet through a partition wall; thence

N 17 degrees 44’ 57” W 30.26 feet along Washington Street to the point of beginning.

Said parcels are conveyed together with rights set forth in Certificate of Title No. 9364 with respect to Lot C and shown on Land Court Plan No. 4124A.

PARCEL 8:

AIR RIGHTS

Parcel A

A portion of Beach Street in Boston Proper, vertically above the street from elevation 66.78 to elevation

68.19, commencing at the intersection of the northerly sideline of Beach Street with the easterly sideline of Washington Street thence running S 65° 51’20’ E, a distance of 26.50 feet along the northerly sideline of Beach Street to the point of beginning;

Thence running S 65° 51’20” E, a distance of 63.80 feet to a point;

Thence turning and running S 64° 12, 70” E, a distance of 44.22 feet to a point; Thence turning and running S 25° 47’40” W, a distance of 2.33 feet to a point; Thence turning and running N 64° 12’20” W, a distance of 44.19 feet to a point; Thence turning and running N 65° 51’20” W, a distance of 63. 77 feet to a point;

Thence turning and running N 24° 08’40” E, a distance of 2.33 feet to a point on the northerly sideline of Beach Street and the point of beginning.

Containing an area of 246 square feet, as shown as Taking “A” on a plan entitled: “Boston Redevelopment Authority Taking Plan Washington Street, Essex Street, & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 049.

Parcel E

A portion of Washington Street in Boston Proper, vertically above the street from elevation 40.93 to elevation 42.28, commencing at the intersection of the northerly sideline of Beach Street with the easterly sideline of Washington Street thence running N 20° 15’14” E, a distance of 81.70 feet, N 20° 27’31” E, a distance of 33.20 feet, and N 20° 54’01” E, a distance of 23.30 feet along the easterly sideline of Washington Street to the point of beginning;

Thence turning and running N 69° 05’03” W, a distance of 1.33 feet to a point; Thence turning and running N 17° 44’57” E, a distance of 31.13 feet to a point;

Thence turning and running S 69° 05’03” E, a distance of 1.33 feet to a point on the easterly sideline of Washington Street;

Thence turning and running S 17° 44’57” W, a distance of 29.44 feet to a point;

Thence turning and running S 20° 54’01” W, a distance of 1.70 feet to the point of beginning;

Containing an area of 41 square feet, as shown as Taking “E” on a plan entitled: “Boston Redevelopment Authority Taking Plan Washington Street, Essex Street, & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 049.

Parcel F

A portion of Washington Street in Boston Proper, vertically above the street from elevation 31.48 to elevation 32.91, commencing at the intersection of the northerly sideline of Beach Street with the easterly sideline of Washington Street thence running N 20° 15’14” E, a distance of 81.70 feet and N 20° 27’31” E, a distance of 9.41 feet along the easterly sideline of Washington Street to the point of beginning; Thence turning and running N 69° 32’29” W, a distance of 7.95 feet to a point; Thence turning and running N 20° 27’31’ E, a distance of 15.13 feet to a point:

Thence turning and running S 69° 32’29” E, a distance of 7.98 feet to a point on the easterly sideline of Washington Street;

Thence turning and running N 20° 27’31” E, a distance of 15.13 feet to the point of beginning,

Containing an area of 120 square feet, as shown as Taking “F” on a plan entitled; “Boston Redevelopment Authority Taking Plan Washington Street, Essex Street, & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 049.

Parcel G

A portion of Washington Street in Boston Proper, vertically above the street from elevation 29.50 to elevation 37.50, commencing at the intersection of the northerly sideline of Beach Street with the easterly sideline of Washington Street thence running N 20° 15’14” E, a distance of 81.70 feet and N 20° 27’31” E, a distance of 3.40 feet along the easterly sideline of Washington Street to the point of beginning;

Thence turning and running N 69° 32’29” W, a distance of 1.00 foot to a point; Thence turning and running N 20° 27r31” E, a distance of 2,00 feet to a point;

Thence turning and running S 69° 32’29n E, a distance of 1.00 foot to a point on the easterly sideline of Washington Street;

Thence turning and running S 20° 27’31” W, a distance of 2.00 feet to the point of beginning.

Containing an area of 2 square feet, as shown as Taking “G” on a plan entitled: “Boston Redevelopment Authority Taking plan Washington Street, Essex Street, & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 049.

Parcel H

A portion of Washington Street in Boston Proper, vertically above the street from elevation 29.50 to elevation 37.50, commencing at the intersection of the northerly sideline of Beach Street with the easterly sideline of Washington Street thence running N 20° 15’ 14 E, a distance of 81.70 feet and N 20° 27’31” E, a distance of 28.40 feet along the easterly sideline of Washington Street to the point of beginning; Thence turning and running N 69° 32’29” W, a distance of 1.00 foot to a point; Thence turning and running N 20° 27’31” E, a distance of 2.00 feet to a point;

Thence turning and running S 69° 32’29” E, a distance of 1.00 foot to a point on the easterly sideline of Washington Street;

Thence turning and running S 20° 27’31” W, a distance of 2.00 feet to the point of beginning.

Containing an area of 2 square feet, as shown as Taking “H” on a plan entitled: “Boston Redevelopment Authority Taking Plan Washington Street, Essex Street, & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 049.

Parcel D

A portion of Washington Street in Boston Proper, vertically above the street from elevation 84.78 to elevation 86.20, commencing at the intersection of the northerly sideline of

Beach Street with the easterly sideline of Washington Street thence running N 20° 15’ 14” E, a distance of 45.56 feet along the easterly sideline of Washington Street to the point of beginning;

Thence turning and running N 69° 44’46” W, a distance of 2.33 feet to a point; Thence turning and running N 20° 15’14” E, a distance of 36.10 feet to a point; Thence turning and running N 20° 27’31” E, a distance of 32.78 feet to a point; Thence turning and running N 20° 53’54” E, a distance of 23.83 feet to a point;

Thence turning and running S 69° 05’59” E, a distance of 2.33 feet to a point on the easterly sideline of Washington Street;

Thence turning and running S 20° 54’01” W, a distance of 23.38 feet to a point;

Thence turning and running S 20° 27’31” W, a distance of 33.20 feet to a point;

Thence turning and running S 20° 15’14” W, a distance of 36.14 feet to the point of beginning,

Containing an area of 216 square feet, as shown as Taking “D” on a plan entitled: “Boston Redevelopment Authority Taking Plan Washington Street, Essex Street & Beach Street Boston Proper” dated March 25, 2003 by Judith Nitsch Engineering, Inc., consisting of 2 sheets and recorded in Suffolk County Registry of Deeds in Book 31238, Page 49.

APPURTENANT EASEMENTS;

Perpetual Easement Agreement, dated June 9, 2003 by and between On Luck Housing Development, Inc. and ASN Park Essex LLC and Ameriton Properties Incorporated, recorded in Book 31735, Page 195;

Perpetual Easement Agreement, dated June 9, 2003 by and between LE Housing Limited Partnership and ASN Park Essex LLC and Ameriton Properties Incorporated, recorded in Book 31735, Page 270;

Perpetual Easement Agreement, dated June 9, 2003 by and between Liberty Tree Associates, LLC and ASN Park Essex LLC and Ameriton Properties Incorporated, recorded In Book 31999, Page 275.